Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Geant Corp. (the “Company”) on Form 10-K for the year ended May 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I,  Suneetha Nandana Silva Sudusinghe , Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 27, 2018 By:	Suneetha Nandana Silva Sudusinghe
Name: Suneetha Nandana Silva Sudusinghe
Title: President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)